ARTICLES OF INCORPORATION
                                   OF
                          WILTEX FIRST, INC.

The undersigned proposes to form a corporation under the laws of the State of Nevada, relating to private corporations, and to that end hereby adopts articles of incorporation as follows:


                              ARTICLE ONE
                                  NAME

The name of the corporation is WILTEX FIRST, INC.


                              ARTICLE TWO
                               LOCATION

The registered office of this corporation is at 202 North Curry Street, Suite 100, City of Carson City, State of Nevada, 89703-4121. The
Resident agent is State Agent and Transfer Syndicate, Inc.


                             ARTICLE THREE
                               PURPOSES

This corporation is authorized to carry on any lawful business or enterprise.


                              ARTICLE FOUR
                             CAPITAL STOCK

The amount of the total authorized capital of this corporation is 75,000 shares each without par value. Such shares are non-assessable.


                              ARTICLE FIVE
                               DIRECTORS

The initial governing board of this corporation shall be styled directors and shall have one member. The name and address of the member of the first board of directors is:

          James E Hogue
          1751 North Lake Drive #104
          Estes Park, CO   80517


                             ARTICLE SIX
                   ELIMINATING PRESONAL LIABILITY

Officers and directors shall have no personal liability to the corporation or its shareholders for damages for breach of fiduciary duty as an officer or director. This provision does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of MRS 78.300.

                             ARTICLES SEVEN
                             INCORPORATORS

The name and address of the incorporator is: State Agent and Transfer Syndicate, Inc., 202 North Curry Street, Suite 100, Carson City, Nevada 89703-4121.


                             ARTICLE EIGHT
                          PERIOD OF EXISTENCE

The period of existence of this corporation shall be perpetual.


                              ARTICLE NINE
                 AMENDMENT OF ARTICLES OF INCORPORATION

The articles of incorporation of the corporation may be amended from time to time by a majority vote of all shareholders voting by written ballot in person or by proxy held at any general or special meeting of shareholders upon lawful notice.


                              ARTICLE TEN
                           VOTING OF SHARES

In any election participated in by the shareholders, each shareholder shall have one vote for each share of stock he owns, either in person or by proxy as provided by law. Cumulative voting shall not prevail in any election by the shareholders of this corporation.


IN WITNESS WHEREOF the undersigned, STATE AGENT AND TRANSFER SYNDICATE, INC., for the purpose of forming a corporation under the laws of the State of Nevada, does make, file and record these articles, and certifies that the facts herein stated are true; and I have accordingly hereunto set my hand this day, February 7, 2002.

                             INCORPORATOR:

                               /s/  Leslie Carlen
                             ----------------------------------------
                             Leslie Carlen for
                             State Agent and Transfer Syndicate, Inc.



                       CERTIFICATE OF ACCEPTANCE
                   OF APPOINTMENT BY RESIDENT AGENT

State Agent and Transfer Syndicate, Incorporated hereby certifies that on February 7, 2002, we accepted appointment as Resident Agent for the above named corporation in accordance with Sec.78.090, NRS 1957.

IN WITNESS WHEREOF, I have hereunto set my hand this February 7, 2002.

                               /s/  Leslie Carlen
                             ----------------------------------------
                             Leslie Carlen for
                             State Agent and Transfer Syndicate, Inc.

DEAN HELLER                            Entity # C3603-2002
Secretary of State                     Document Number: 20050090528-81
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299         Date Filed:
(775) 684-5708                         3/29/2005 3:18:34 PM
Website: secretaryofstate.biz          In the office of
                                       Dean Heller
                                       Secretary of State


                       CERTIFICATE OF AMENDMENT
                       (Pursuant to NRS 78.380)

Important:  Read attached instructions before completing form.

        Certificate of Amendment to Articles of Incorporation
        -----------------------------------------------------
                   For Nevada Profit Corporations
                   ------------------------------
         (Pursuant to NRS 78-380 - Before Issuance of Stock)

1. Name of corporation:

ASIAN AMERICAN BUSINESS DEVELOPMENT COMPANY

2. The articles have been amended as follows (provide article numbers, if available):

ARTICLE FOUR:  THE AMOUNT OF THE TOTAL AUTHORIZED CAPITAL OF THIS
CORPORATION IS $10,000 AS 90,000,000 SHARES OF COMMON STOCK AND
10,000,000 SHARES OF SERIES A PREFERRED STOCK, EACH WITH A PAR VALUE OF ONE TEN THOUSANDTH OF ONE DOLLAR (.0001). SUCH SHARES ARE NON-
ASSESSABLE.

3. The undersigned declare that they constitute at least two-thirds of the incorporators ( ), or of the board of directors (x) (check one box only)

4. Effective date of filing (optional):  3/27/05

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signaures*:

                                  /s/  James E. Hogue
-----------------------------     ------------------------------
         Signature                          Signature

* If more than two signatures, attach an 8 1/2 x 11 plain sheet with the additional signatures.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.
This form must be accompanied by appropriate fees. See attached fee schedule.

                         Nevada Secretary of State Amend 78.380 2003
                                              Revised on:  10-30 103